Exhibit 10.1
FUNDING AGREEMENT

THIS AGREEMENT is made the 14th day of April 2005.

BETWEEN: MILINX BUSINESS GROUP INC., a Delaware Corporation with a registered address at 7251 W. Lake Mead Center, Suite 300, Las Vegas, NV 89128 (hereinafter referred to as the "Company")

AND: SPV CORPORATION, a Delaware Corporation with a registered address at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 (hereinafter referred to as the "SPV")

ARTICLE 1 - AGREEMENT

1.01
SPV agrees to purchase, and the Company agrees to sell, a convertible promissory note of the Company (the “Note”), for a purchase price of $250,000 (the “Purchase Price”). The Note will be in the principal amount equal to the Purchase Price, will bear interest at the rate of 10% per annum, will mature on August 15, 2005 (the “Maturity Date”). SPV may reduce the Purchase Price prior to the date on which payment thereof is due, in which case the reduced amount will be deemed to be the Purchase Price. The principal outstanding and accrued interest become due and payable on the Maturity Date. The conversion rights attached to the Note, and other terms and conditions applicable to the Note are as provided on the form of Note attached hereto as Schedule “A”, provided that the conversion price will be as follows $0.001, $0.005, $0.015 for the first, second, third $50,000 amounts funded respectively, and $0.03 for the balance of $100,000 funded, subject to a prior roll-back of the issued shares as described in the form of Note.

1.02
The Purchase Price is payable within 120 days from the date of filing a Form 8-K in respect of this Agreement. Upon receipt of the Purchase Price the Company will issue the Note to SPV. In addition the Company will grant to SPV as general and ongoing security for the repayment of the principal and interest due under the Note, a security interest over all assets, whether presently held or hereinafter acquired, of the Company, and will issue to SPV, such grant to be evidenced by standard form of general security agreement.

1.03
Until such time as the Company is first brought current is its reporting with the SEC after the date hereof and has completed the acquisition of a business of significant asset, SPV reserves the right of first refusal to further fund the Company by purchasing additional convertible promissory notes similar in form to the attached form of Note, or otherwise funding the Company on such terms as the Company may negotiate with a third party financier, where the Company requires such further funding, and provided that SPV must match the terms of any bona fide third party offer to finance or the first right will terminate.

ARTICLE 2 – USE OF PROCEEDS AND REORGANIZATION ACTIVITIES

2.01
The Company agrees to use the proceeds of the Note for payment of delinquent Delaware State franchise taxes, to retain legal counsel in connection with the reorganization of the Company, and to engage an independent accounting firm as auditors for the Company, as well as for ongoing general and administrative costs.

2.02	In addition, the Company agrees to use the proceeds to reorganize the affairs of the Company, and in this regard agrees and covenants to use best efforts to complete the following:

(a)
proceed with the payment of Delaware State franchise taxes as soon as practicable, and the revival of the Company under Delaware corporate laws, and in that regard the Company represents and warrants that the execution, delivery and performance hereof are within its corporate powers, have been duly authorized and do not contravene, violate or conflict with any law or the terms of its constating documents or any indenture or agreement to which it is a party;

	(b)	call and hold a meeting of the stockholders of the Company as practical, which meeting will include the following proposals for approval:

		a.	ratification of the Note, failing such ratification the parties hereto agree that the Note will no longer be convertible;

		b.	where required by Delaware Corporate law, the approval of the amendment to the rights and restrictions applicable to the Class A Preferred Shares.

	(c)	promptly pay all obligations, indebtedness and liabilities owing to the SPV as they become due or are demanded;

(d)
work to complete an Executive Summary on the a proposed business venture in the Alternative Fuel and Hybrid Technologies industry, which venture would include retail services such as leasing, rental, sales and alternative energy stations;

	(e)	bring the Company into compliance with necessary legal and regulatory regulations, including but not limited to, being current with its SEC reporting obligations;

	(f)	divest itself of all pre-existing business assets not required for the reorganization of the Company;

	(g)	pay for required services from the Company’s registrar and transfer agent and obtain copies of records as necessary for management to obtain current information on shareholders;

	(h)	consolidate the capital of the Company as approved by the Board of Directors of the Company and subject to shareholder approval;

(i)
to request a copy of all previously completed Audits from Grant Thornton and/or appoint new Auditors, Accountants or Consultants as necessary to prepare audited financial statements, and to attend to the preparation and filing of a Form 10KSB and consider the availability of Rule 3-11 of Regulation S-X.

(j)
pursue preservation of tax benefits which may be of value after the Company is reorganized and the Company will appoint Counsel in the US to complete reorganization of the parent Company as necessary to complete this process.

(k)	pursue the collection of banking information and corporate records, and retain legal counsel as necessary in furtherance of such purposes;

(l)
pursue the retrieval of any assets and documents of the subsidiaries of the Company and pursue transaction(s) necessary to divest itself of the British Columbia subsidiary to eliminate this liability as possible which may include compensating such individuals or entities with shares of the Company or other valuable consideration;

(m)	pursue a spin off all subsidiaries based on shareholders of record as of April 14, 2005 or as otherwise agreed by the directors and a majority of the shareholders.

(n)
retain properly qualified corporate counsel to review all further resolutions, agreements and transactions for review and advice before passing board resolutions and this shall apply until the Company is first brought back into compliance with SEC reporting obligations.

(o)
to file with the State of Delaware a Certificate of Amendment, upon payment of Delaware State franchise taxes and revival of the Company under Delaware corporate laws, to amend the preferences and rights of the Series A Preferred shares in such form as will be approved by directors, and subject to shareholder approval if required under Delaware corporate law.

(q)
take all actions and to execute, deliver, file and record for and on behalf of the Company all such certificates, filings and other documents as may be necessary or desirable and as and if requested by SPV in writing to cause the Debenture or other advances by SPV to have the rights and preferences of a Debtor-In- Possession such as in the event of default;

ARTICLE 3 – FURTHER AGREEMENTS OF SPV

3	SPV agrees to purchase the Note and advance the Purchase Price to the company as soon as possible, and in any event not later than 120 days from public notification of this agreement.

3.01	SPV agrees that it has all required authority, and has taken all necessary corporate steps, to enter into this Agreement and perform its obligations hereunder.

3.02
SPV agrees that is a “U.S. Person” as defined in Regulation S of the United States Securities Act of 1933 (the “U.S. Securities Act”) solely as a result of its organization under the laws of the State of Delaware; and that SPV affairs are wholly controlled and directed from outside of the United States and that it has no employees, managers, directors, officers, offices or establishments, or personnel of any kind whatsoever in the United States or any material assets in the United States;

3.03
SPV acknowledges that the Note and any securities into which the Note may be converted (collectively the “Securities”) have not been registered under the U.S. Securities Act and may not be offered or sold in the United States unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of the Securities;

3.04	SPV represents and warrants that, in connection with its subscription for Securities of the Company:

	(i)	the offer was not made to SPV when SPV was in the United States and, at the time SPV’s buy order was made, SPV was outside the United States;

	(ii)	SPV was outside the United States at the time this Agreement was executed and delivered;

	(iii)	SPV is not and will not be purchasing the Securities for the account or benefit of any person in the United States;

	(iv)	the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act; and

(v)
SPV has no intention to distribute either directly or indirectly any of the Securities in the United States, except in compliance with the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such requirements is available.

	(vi)	the Note may not be converted in the United States or by or on behalf of a person in the United States unless:

		A.	an exemption is available from the registration requirements of the U.S. Securities Act and any applicable state securities laws; and

		B.	the holder has furnished to the Corporation a legal opinion reasonably satisfactory to the Corporation to such effect.

3.05
SPV agrees that it is purchasing the Note as principal for its own account and not for the benefit of any other person (within the meaning of applicable Securities Laws) and not with a view to resale or distribution.

3.06	SPV represents and warrants that here is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee.

3.07
SPV has been advised to consult its own legal counsel with respect to this Agreement and its obligations hereunder, and with respect to any tax consequences or the merits of this investment, and understands that there are risks associated with the purchase of and investment in the Company, and is knowledgeable, sophisticated and experienced in business and financial matters and is capable of evaluating the merits and risks of an investment in the Company and is able to bear the economic risk thereof.

3.08
SPV is an entity which is directly or indirectly owned by one or more persons that are control persons of the Company, and accordingly is exempt from the registration and prospectus requirements of the securities laws applicable in British Columbia, Canada.

3.09
SPV agrees to provide advisory services in connection with an additional funding of up to $2,500,000 for the proposed business model subject to agreement between the Company, however SPV. SPV understands and is aware of the provisions of the U.S. Securities Act and the U.S. Securities and Exchange Act of 1934 and agrees to comply with such acts in the performance of its obligations hereunder, and indemnifies the Company from a violation of any such acts, whether advertent or inadvertent.

ARTICLE 4 - LIABILITY OF SPV

4.01 In connection with the performance by SPV of its obligations under this Agreement, the Company agree to indemnify and hold harmless SPV and its subsidiaries and affiliates, and their directors, officers, employees, agents, shareholders, partners, members, and other owners, against any and all claims, actions, demands, liabilities, losses, damages, judgments, settlements, costs, and expenses including reasonable attorneys' fees related to any activities or agreements related to the Company.

ARTICLE 5 - NOTICES

5.01 Notwithstanding anything herein contained and whether or not expressly stipulated herein, every notice or other communication contemplated hereby or otherwise relating hereto shall be in writing. Every notice required or permitted to be communicated hereunder, may be:

(a)	served personally by leaving it with the party to whom it is to be communicated;

(b)	communicated by telecopy to the party to whom it is to be communicated; or

(c)	mailed by pre-paid registered mail (with acknowledgment of receipt requested) to the party to whom it is to be communicated.

                 If a notice is served personally, it shall be deemed to have been validly communicated to and received by the party to whom it was addressed on the date on which it was delivered. If a notice is communicated by telecopy, it shall be deemed to have been validly communicated to and received by the party to whom it was addressed on the expiry of eight hours after it was transmitted or 9:00 a.m. (according to the time zone of the party to whim it was addressed) on the day following its transmission, whichever is later. If a notice is mailed as aforesaid, it shall be deemed to have been validly communicated to and to have been received by the addressee thereof on the earlier of the date of its receipt or the eleventh day following the mailing thereof in Canada, provided that no party shall mail any notice during any period during which Canadian postal workers, whether in the whole of Canada, or in any region thereof where a notice is to be communicated, are on strike, are withholding of services or lockout is threatened or has just been terminated so that, in the result, it may be adversely affected. Any address as provided for in this Section may be changed by written notice as contemplated by this Section, and the respective addresses of the parties hereto for the communication of notice shall be as follows:

As to the Company:	Milinx Business Group Inc.
1200-750 West Pender St.
Vancouver, British Columbia
CANADA V6C 2T5

As to the SPV: At the address described above on the first page.

ARTICLE 6 - HEADINGS

6.01 All headings used in this Agreement have been inserted for convenience of reference only and are not intended to assist in the interpretation of any of the provisions of this Agreement unless expressly referred to in the provisions of this Agreement.

ARTICLE 7 - GENERAL

7.01 The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision.

7.02 This Agreement shall be interpreted in accordance with the laws of the Province of British Columbia.

7.03 This Agreement represents the whole agreement between the parties hereto and replaces any prior agreement that may exist between such parties relating the subject matter hereof.

ARTICLE 8 - RECEIPT OF COPY

8.01 The Company hereby acknowledges receipt of a copy of this Security Agreement and waives the right to receive a copy of the verification statement.

ARTICLE 9 - ENUREMENT

9.01 This Agreement benefits the SPV, its successors and assigns and binds the Company and its heirs, executors, personal representatives, successors and assigns.

IN WITNESS WHEREOF the Company has executed this Security Agreement the day and year first above written.

MILINX BUSINESS GROUP INC.	SPV CORP.
By its authorized signatory:	By its authorized signatory:

Per: /s/ Kerry A. Grant	Per: /s/ Maynard L. Dokken
Kerry A. Grant, President	Maynard L. Dokken, Director

Schedule “A”
CONVERTIBLE PROMISSORY NOTE
OF
MILINX BUSINESS GROUP INC.

Dated: __________ , 2005

MILINX BUSINESS GROUP INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to SPV CORPORATION (“SPV”), a Delaware corporation with an address at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, or any person to whom this Note is subsequently transferred and who becomes a registered holder of this Note (the “Holder”) in accordance with the terms hereof, at the Holder’s address or to any account designated by the Holder to the Company in writing, the principal sum of Fifty Thousand U.S. Dollars (US$50,000), on June 14, 2005 (the “Maturity Date”). This Note shall bear simple interest from the date of payment by the Holder of the principal amount thereof at a rate equal to ten percent (10%) per annum. Accrued interest shall be payable on the Maturity Date.

This Note is issued pursuant to the Funding Agreement dated April 14, 2005, by and between the Company and SPV (the “Funding Agreement”) and is subject to the terms and condition of the Funding Agreement, which are hereby incorporated by reference. Capitalized terms used but not defined in this Note have the meanings ascribed to them in the Funding Agreement.

The Company waives demand, presentment, protest, notice of dishonor and any other form of notice, not expressly required by the Funding Agreement, that may be required to hold the Company liable hereunder.

This Note is subject to the following terms and conditions:

1.           Payment. This Note may be prepaid in whole or in part at any time or from time to time, with the consent of the Holder on ten (10) days’ prior written notice to the Holder in accordance with the Funding Agreement, without premium or penalty.

2.           Conversion.

2.1                     Subject to the Company completing a consolidation of its issued Common Stock on a 20 existing shares for each new share basis (the “Share Consolidation”), this Note may be converted in whole or in part into shares of Common Stock at a price of US$0.001 per post-consolidated share (the “Conversion Price”), subject to the terms and conditions set forth in the Funding Agreement, by delivery to the Company of a written notice of conversion along with the original of this Note, such notice to be deemed given to the Company upon confirmed delivery to the Company of the notice of conversion in whole or in part and this Note, which confirmed delivery shall be evidenced in accordance with the notice provisions of the Funding Agreement applicable to physical delivery. A Note shall be issued simultaneously with the issuance of Common Stock for any portion not converted.

2.2                     Adjustment of Conversion Price

(a)                     The Conversion Price and the number of shares deliverable upon the conversion of this Note will be subject to adjustment in the event and in the manner following:

(i)                               Other than pursuant to the Share Consolidation, if and whenever the shares at any time outstanding are subdivided into a greater or consolidated into a lesser number of shares the Conversion Price will be decreased or increased proportionately as the case may be; upon any such subdivision or consolidation the number of shares deliverable upon the conversion of the Note will be increased or decreased proportionately as the case may be.

(ii)                               In case of any capital reorganization or of any reclassification of the capital of the Company or in the case of the consolidation, merger or amalgamation of the Company with or into any other Company (hereinafter collectively referred to as a "Reorganization"), each Note will after such Reorganization confer the right, on due conversion, to acquire the number of shares or other securities of the Company (or of the Company's resulting from such Reorganization) which the Holder would have been entitled to upon Reorganization if the Holder had been a shareholder at the time of such Reorganization.

In any such case, if necessary, appropriate adjustments will be made in the application of the provisions of this section 2.2 relating to the rights and interest thereafter of the Holders so that the provisions of this section will be made applicable as nearly as reasonably possible to any shares or other securities deliverable after the Reorganization on the conversion of the Note.

The subdivision or consolidation of shares at any time outstanding into a greater or lesser number of shares (whether with or without par value) will not be deemed to be a Reorganization for the purposes of this clause.

(iii)                             In case of a spin-off transaction involving one or more of the Company’s wholly owned subsidiaries, in consideration of one U.S. dollar (US$1.00) to be paid to each subsidiary subject to the spin-off, and for the consideration of advancing the principal sum of this Note to the Company, and for consideration of releasing its security interest pursuant to this Note in the assets of the Company, including the shares of the Company’s subsidiaries held by the Company at the time of closing such spin-off transaction, and other good and valuable consideration, the Holder will receive a secured convertible debt instrument from each such subsidiary in the same principal amount and convertible at the same price per share of such subsidiary, and otherwise in form and substance largely identical to this Note which may be in the form of a converted value or new instrument with a conversion right which will be approved prior to such agreed action by the Note holder.

(iv)                              The adjustments provided for in this section 2.2 are cumulative and will become effective immediately after the record date or, if no record date is fixed, the effective date of the event which results in such adjustments.

2.3        If any questions will at any time arise with respect to the Conversion Price or any adjustment provided for in Section 2.2, such questions will be conclusively determined by the Company's Auditors, or, if they decline to so act any other firm of certified public accountants in the United States of America that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and the Holders.

3.           Security Interest. In order to secure the full and timely payment of its obligations under this Note, the Company has granted to the Lender, pursuant to the Funding Agreement, a security interest in all of the assets of the Company, as presently constituted and as hereinafter acquired.

4.           Default Events of Default.

4.1        An “Event of Default” will be deemed to occur upon the happening of any of the following: (a) the failure to pay when due any amount of principal or interest payable hereunder, which failure is not cured within 15 days of written notice thereof, (b) the filing against the Company which is not dismissed within 30 days thereafter, or by the Company, of a petition in bankruptcy or for an arrangement or reorganization, (c) the making by the Company of a general assignment for the benefit of creditors, (d) the appointment of a receiver or trustee for the Company, (e) the institution of liquidation or dissolution or reorganization proceedings with respect to the Company, (f) the occurrence of any material breach by the Company of any representation, warranty or covenant of the Company under the Funding Agreement, which is not waived or cured within 60 days of written notice thereof, or (g) the occurrence of any event of default under the Pledge Agreement or Security Agreement, provided that in the case of (b), (c), (d) or (e) above any such action initiated prior to this Note being issued which is not completed as at the date of this Note shall not be deemed and Event of Default, provided that if such action or proceeding is terminated or abandoned, this exception will cease to apply.

4.2        Rights of Default. If an Event of Default occurs and is continuing, the Holder may declare the principal of this Note, together with any accrued and unpaid interest, if not already due, to be due and payable immediately, by written notice to the Company; provided, however, that all amounts due under this Note shall be automatically due and payable, without any action of the Holder, upon an Event of Default pursuant to Sections 4.1(b) through 4.1(e) above. Upon any such declaration, such principal and interest will become due and payable immediately, anything contained in this Note to the contrary notwithstanding.

4.3        Enforcement. If the principal of this Note, together with all accrued and unpaid interest on this Note, becomes due and payable immediately, whether by declaration of the Holder or automatically, the Holder may proceed to protect and enforce its rights by an action at law, suit in equity, or other appropriate proceeding.

5.           Miscellaneous.

5.1         Governing Law. This Note will be deemed to be contract made under the laws of the State of Delaware, and for all purposes will be construed in accordance with the laws of the State of Delaware.

5.2         Transfer. This security may only be transferred with the written approval of the Company, and upon the Holder providing an opinion of legal counsel in form acceptable to the Company that such transfer may be made in compliance will all applicable Provincial, State and Federal securities laws in Canada and the United States (the “Applicable Securities Laws”).

5.3         Conversion. This Note may only be converted by the Holder while the Holder is either an Accredited Investor (as defined in Rule 501 of Regulation D) or the transaction is made in an “offshore transaction” as defined in Rule 902 of Regulation S, and in any event, the Company may refuse to accept a conversion where it has a reasonable basis to conclude that the conversion cannot be made in compliance with Applicable Securities Laws, and in such event the Holder may provide a legal opinion of counsel in form acceptable to the Company that such conversion can be lawfully made in compliance with such Applicable Securities Laws, and the Company will thereafter accept the conversion.

5.4         Construction. Wherever possible, each provision of this Note will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

5.5         Amendments. This Note may not be and will not be deemed or construed to have been modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by the Company and the Holder.

5.6         Payment Date. In case the Maturity Date or the date fixed for prepayment of this Note is not a business day, then payment of principal and interest to the Holder need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the Maturity Date or the date fixed for prepayment and no interest will accrue for the period after such date.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date set forth above.

MILINX BUSINESS GROUP INC.

By:    ______________________________
          Kerry A. Grant, Director and President

_______________________

THIS NOTE AND THE SECURITIES ISSUABLE ON CONVERSION OF THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 AS AMENDED, OR ANY U.S. STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING THIS NOTE OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

________________________